UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 15, 2005 (February 17, 2005)

Chiron Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-12798	94-2754624
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4560 Horton Street, Emeryville, CA		94608
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (510) 655-8730

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.              Entry into a Material Definitive Agreement

On February 17, 2005, the Compensation Committee of the Board of Directors of Chiron Corporation (the “Company”) took the actions described below with regard to the compensation of the Company’s Named Executive Officers, with the exception of the Chairman and CEO, and on February 18, 2005 the Board of Directors took the actions described below with regard to the Chairman and CEO.

1.             Authorized base salary adjustments effective February 28, 2005 and bonuses for 2004 performance for the Named Executive Officers as of December 31, 2004 as follows:

Name	Position	2004 Bonus	New Base Salary
Howard H. Pien	Chairman and Chief Executive Officer	$0	$850,000
Jack Goldstein Ph.D*	President and Chief Operating Officer	$460,000	$600,000
Craig Wheeler	VP, President Chiron BioPharmaceuticals	$347,000	$535,000
John Lambert**	VP, President Chiron Vaccines	$0	N/A
David Smith	VP and Chief Financial Officer	$145,000	$385,000

*                 Dr. Goldstein was appointed Chief Operating Officer on February 28, 2005, and his employment arrangements, including his new base salary, were determined on March 4, 2005.

**          Mr. Lambert resigned on February 28, 2005 and is a Named Executive Officer for 2004.

2004 cash bonuses were based on the same categories of financial and non-financial measures described below for 2005.

2.             Approved the 2005 goals under the Annual Incentive Plan, upon which the Executive Officers Variable Compensation Program is based.  Under the plan, participants earn cash bonus compensation based upon achievement by the Company and/or a particular business unit of specific performance measures and based upon their individual performance.  Each participant’s target award is a percentage of that employee’s base salary.  The financial measures for executive officers are based on a revenue metric and earnings per share metric focused on year over year growth.  The non-financial measures for executive officers are significant research, development, commercial and other business milestones.  Each of the business unit presidents is also measured on the financial performance of his or her business unit (on the basis of revenue and operating income) and specific research, development and commercial milestones which are sector specific, and which focus on priorities within each organization for this year.  If performance objectives are met, the Named Executive Officers are eligible, at the discretion of the Compensation Committee, for a cash bonus based on the following percentage of their annual base salary (with potential for higher bonuses if performance substantially exceeds the target level):  CEO – 120%; President and COO – 100%; Presidents of Businesses – 100%; CFO – 75%.  The Compensation Committee approves the bonus targets, measurement criteria and final determination of success against the measurements.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHIRON CORPORATION
(Registrant)

Date: March 15, 2005	By:	/s/ Ursula B. Bartels
Ursula B. Bartels
Vice President, Secretary and
General Counsel